EXHIBIT 16.1

AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80202

December 19, 2008

United States Securities and
  Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:           Lixte Biotechnology Holdings, Inc.

Dear Sir/Madam:

We have read Item 4.01 of the form 8-K Lixte Biotechnology Holdings, Inc., dated December 17, 2008 regarding the recent change of auditors. We agree with such statement made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Very truly yours,

AJ. Robbins, PC

by	/s/Richard Fleischman
Richard Fleischman, CPA